UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2010

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On November 12, 2010, Agilent Technologies, Inc. (the “Company”) issued a press release announcing financial results for the fourth fiscal quarter and year ended October 31, 2010.  The November 12 press release reported GAAP net income of $232 million, or $0.66 per diluted share, for the fourth fiscal quarter, and $624 million, or $1.77 per diluted share, for fiscal 2010.  The Company is now reporting that GAAP net income was $292 million, or $0.83 per diluted share, for the fourth fiscal quarter, and $684 million, or $1.94 per diluted share, for fiscal 2010.  This increase in GAAP net income resulted from a decrease in the Company’s provision for income taxes for the fourth quarter created by a full release of the Company’s U.K. valuation allowance.

The Company’s previously reported fourth quarter non-GAAP net income, its fourth quarter consolidated net cash flow from operations and its working capital at October 31, 2010 remain unchanged.

The financial statements included with the November 12 press release and this update to those financial statements contain preliminary results.  Final financial statements for the 2010 fiscal year will be filed with the Company’s annual report on Form 10-K later this month.

The information in this Item 2.02 of Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Stephen D. Willliams
Name:	Stephen D. Williams
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date:  December 10, 2010